Exhibit 10.2

Performance Incentive Plan for Chairman & CEO

Fresh Del Monte

2003

Revised: March 8, 2005

I.	Overview

Del Monte currently has an annual incentive plan for the Chairman & CEO, but it:

•	Is based on total shareholder return (TSR) increases (year over year)

•	Based on only one (1) performance metric, which is the TSR

•	For Y2003 and beyond, year over year increases in TSRs may be difficult to sustain, especially given current economic conditions

There is a pressing need to be competitive, ensuring that the Company can motivate the Chairman & CEO to continue to make the Company successful.

II.	Objectives

Following are the objectives of this program:

1.	To establish the performance measures for the Chairman & CEO’s Annual Incentive Plan.

2.	To establish the award levels based on achievement of specific performance objectives.

III.	Eligibility – Selection Criteria

This plan is for the Chairman & CEO only.

IV.	Performance Factors

1.	The performance measures for the Chairman & CEO’s Annual Plan for Y2003 and beyond are as follows:

•	Earnings per share (EPS) : calculation of EPS will be based on US GAAP wherein any one time occurrences will be counted for or against EPS.

•	Return on Equity (ROE) : calculation will be based on the average of the beginning of year Shareholders’ Equity and the end of the year Shareholders’ Equity.

•

Revenue Growth (based on total corporate consolidated revenue): any acquisition during the year will be counted as long as there are no material effects on the overall revenues. For example, although the acquisition of Del Monte Foods is considered a major acquisition and occurred during the last quarter of 2004, the Foods numbers were included in the 2004 performance incentive calculation.

2.	The performance measures will be based on the Annual Plan of the Company. This is the Consolidated Annual Forecast for the entire Company.

3.	Each of the above performance measures will be weighted equally and the total average will be used as basis of performance.

4.	The Company will measure performance annually at the end of the fiscal year. Results will be adjusted pro rata for reasons of qualified leave (i.e. disability or new hire).

5.	Payment of incentive will be made after the conclusion of the performance period. This will usually occur after the announcement of the Annual Earnings of the Company.

Performance Levels & Corresponding Award

Payment of the incentive will be based on the following formula:

Performance Levels	Award

Below 80%	No payment

Threshold Level: Achieves 80% of Target	80% of target will be paid at 50% of base salary

Between 81% to 99% of target	Will be paid based on attached worksheet

Target Level: Achieves 100% of Target	Will be paid at 100% of base salary

Between 101% to 119%	Will be paid based on attached worksheet

Maximum Level: Achieves 120% of Target	Will be paid at 150% of base salary

Calculation of Chairman’s Bonus

% of Target	Bonus % Amount	Payment
80	50.00	600,000.00
81	52.50	630,000.00
82	55.00	660,000.00
83	57.50	690,000.00
84	60.00	720,000.00
85	62.50	750,000.00
86	65.00	780,000.00
87	67.50	810,000.00
88	70.00	840,000.00
89	72.50	870,000.00
90	75.00	900,000.00
91	77.50	930,000.00
92	80.00	960,000.00
93	82.50	990,000.00
94	85.00	1,020,000.00
95	87.50	1,050,000.00
96	90.00	1,080,000.00
97	92.50	1,110,000.00
98	95.00	1,140,000.00
99	97.50	1,170,000.00
100	100.00	1,200,000.00
101	102.50	1,230,000.00
102	105.00	1,260,000.00
103	107.50	1,290,000.00
104	110.00	1,320,000.00
105	112.50	1,350,000.00
106	115.00	1,380,000.00
107	117.50	1,410,000.00

108	120.00	1,440,000.00
109	122.50	1,470,000.00
110	125.00	1,500,000.00
111	127.50	1,530,000.00
112	130.00	1,560,000.00
113	132.50	1,590,000.00
114	135.00	1,620,000.00
115	137.50	1,650,000.00
116	140.00	1,680,000.00
117	142.50	1,710,000.00
118	145.00	1,740,000.00
119	147.50	1,770,000.00
120	150.00	1,800,000.00